UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2013

ANTRIABIO, INC.
(Name of registrant in its charter)

Delaware	000-54495	27-3440894
(State or jurisdiction	(Commission File	(IRS Employer
of incorporation or	Number)	Identification No.)
organization)

890 Santa Cruz
Menlo Park, CA 94025
 (Address of principal executive offices)

(650) 241-9330
 (Registrant's telephone number)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On January 10, 2013, the Financial Industry Regulatory Authority (“FINRA”) approved AntriaBio, Inc.’s (the “Registrant”) name change from “Fits My Style Inc.” to “AntriaBio, Inc.” (“Name Change”).  As part of FINRA’s internal policies and procedures, the Name Change did not result in a stock ticker symbol change, and the Registrant retained the symbol “FMYY”, the stock ticker symbol of the Registrant’s predecessor Fits My Style Inc.  On January 13, 2013, the Registrant submitted a voluntary stock ticker symbol request change to FINRA.  On February 7, 2013, FINRA approved the Registrant’s voluntary symbol request change from “FMYY” to “ANTB”.  The effective date of the stock ticker symbol change is February 8, 2013.

On February 8, 2013, the Registrant issued the press release attached hereto as Exhibit 99.1 announcing FINRA’s approval of the Registrant’s voluntary stock ticker symbol request change.  In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.  The information set forth in Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01.  Financial Statements and Exhibits

EXHIBIT	DESCRIPTION
99.1	Press Release of the Registrant dated February 8, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTRIABIO, INC.

DATE: February 8, 2013	By:	/s/ Nevan Elam
Nevan Elam Chief Executive Officer

EXHIBIT INDEX

EXHIBIT	DESCRIPTION
99.1	Press Release of the Registrant dated February 8, 2013